Exhibit 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES
FOURTH QUARTER AND FISCAL YEAR 2023 RESULTS

●	GAAP net loss of $6.8 million for the quarter, compared with GAAP net loss of $6.0 million in the prior year quarter.
●	Adjusted EBITDA of ($1.2) million for the quarter, compared with Adjusted EBITDA of ($5.9) million for the prior year quarter, an improvement of $4.7 million.
●	GAAP net loss of $21.1 million for the current year, compared with GAAP net loss of $4.0 million in the prior year, which included a $20.6 million gain on the sale of a majority interest in the Isaac Mizrahi brand.
●	Adjusted EBITDA of ($5.7) million for the year, compared with Adjusted EBITDA of ($12.5) million for the prior year, an improvement of $6.8 million.

NEW YORK, NY (April16, 2024) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company with significant expertise in livestream shopping and social commerce, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2023.

Robert W. D’Loren, Chairman and Chief Executive Officer of Xcel commented, “Throughout 2023, we focused on a restructuring plan that got us focused on our core brand management business. The plan is now complete, and the core business is back on track. We have entered into new licensing agreements with industry leaders in core product categories and reduced salaries and operating costs by $14 million. Also, we strengthened our balance sheet.  Recently, we launched Orme, a video and social commerce marketplace with a technology partner that leverages our vast knowledge in video commerce over TV and their technology brilliance. I believe Orme has the potential to transform e-commerce as we know it today.”

Mr. D’Loren continued, “we finished the year as expected and look forward to working with our new licensing partners to grow top line revenue and bottom-line results. Now more than ever, I am excited by the potential of the company.”

Fourth Quarter 2023 Financial Results

Net revenue for the fourth quarter of 2023 was $2.3 million, representing a decrease of approximately $1.8 million (-44%) from the fourth quarter of 2022.  The year-over-year revenue decline in the fourth quarter of 2023 was driven by a $2.5 million decrease in net sales, attributable to the exit from the wholesale apparel, fine jewelry and Longaberger sales operations earlier this year as part of our restructuring plan, which was partly offset by an increase in licensing revenues.

Net loss attributable to Xcel Brands for the quarter was approximately $6.8 million, or ($0.34) per share, compared with a net loss of $6.0 million, or ($0.30) per diluted share, for the prior year quarter. The operating loss for the current quarter was approximately $5.6 million, compared with $8.4 million, loss for the prior year quarter.

After adjusting for certain cash and non-cash items, results on a non-GAAP basis were a net loss of approximately $4.7 million, or ($0.24) per share for the current quarter and a net loss of approximately $6.2 million, or ($0.32) per share, for the prior year quarter.

Adjusted EBITDA improved significantly on a year-over-year basis to negative $1.2 million for the current quarter as compared with negative $5.9 million for the prior year quarter, primarily as a result of the

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restructuring of our business and entry into the new long-term license agreements for our Halston, Judith Ripka, C Wonder and Longaberger brands.

Full Year 2023 Financial Results

Net revenue for the current year was $17.8 million, representing a decrease of approximately $8.0 million (45%) from the prior year. The year-over-year revenue decline from the prior year was driven by a $5.6 million decrease in licensing revenue, primarily attributable to the sale of a majority interest in the Isaac Mizrahi brand in May 2022 and a decrease of $2.4 million in net sales, attributable to the exit from the wholesale apparel, fine jewelry and Longaberger sales operations earlier this year as part of our restructuring plan.

Net loss attributable to Xcel Brands for the current year was approximately $21.1 million, or ($1.07) per share, compared with a net loss of $4.0 million, or ($0.20) per diluted share, for the prior year, which included a $20.6 million gain on the sale of a majority interest in the Isaac Mizrahi brand.

After adjusting for certain cash and non-cash items, results on a non-GAAP basis were a net loss of approximately $12.2 million, or $(0.62) per share for the current year, compared with a net loss of approximately $15.0 million, or $(0.77) per share, for the prior year.

Adjusted EBITDA was negative $5.7 million for the current year, as compared with negative $12.5 million for the prior year, an improvement of $6.8 million or approximately 54%.

Balance Sheet

The Company’s balance sheet at December 31, 2023, reflected stockholders’ equity of approximately $48 million, cash and cash equivalents of approximately $3.0 million, and working capital, exclusive of the current portion of lease obligations, of approximately $2.1 million.

The Company closed a 5-year term, $5 million term loan during the 4th quarter 2023.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on April 16, 2024. A webcast of the conference call will be available live on the Investor Relations section of Xcel’s website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 800-715-9871 or 646-307-1963 and use the conference ID 1258246. A replay of the webcast will be available on Xcel’s website.

550 Seventh ave • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

About Xcel Brands

Xcel Brands, Inc. (NASDAQ: XELB) is a media and consumer products company engaged in the design, licensing, marketing, live streaming, and social commerce sales of branded apparel, footwear, accessories, fine jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded in 2011 with a vision to reimagine shopping, entertainment, and social media as social commerce.. Xcel owns the Judith Ripka, Halston, LOGO by Lori Goldstein, and C. Wonder brands and a minority stake in the Isaac Mizrahi brand. It also owns and manages the Longaberger brand through its controlling interest in Longaberger Licensing LLC. Xcel is pioneering a true modern consumer products sales strategy which includes the promotion and sale of products under its brands through interactive television, digital live-stream shopping, social commerce, brick-and-mortar retail, and e-commerce channels to be everywhere its customers shop. The company’s brands have generated in excess of $5 billion in retail sales via livestreaming in interactive television and digital channels alone, and over 20,000 hours of live-stream and social commerce. Headquartered in New York City, Xcel Brands is led by an executive team with significant live streaming, production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. www.xcelbrands.com

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “ongoing,” “could,” “estimates,” “expects,” “intends,” “may,” “appears,” “suggests,” “future,” “likely,” “goal,” “plans,” “potential,” “projects,” “predicts,” “seeks,” “should,” “would,” “guidance,” “confident” or “will” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on form 10-K for the year ended December 31, 2021 and its other filings with the SEC, which may cause our or our industry’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Seth Burroughs
Xcel Brands
sburroughs@xcelbrands.com

550 Seventh ave • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues
Net licensing revenue	$2,125	$1,435	$9,156	$14,737
Net sales	162	2,631	8,599	11,044
Net revenue	2,287	4,066	17,755	25,781
Cost of goods sold (sales)	200	2,265	6,918	7,980
Gross profit	2,087	1,801	10,837	17,801

Operating costs and expenses
Salaries, benefits and employment taxes	2,063	3,412	9,910	16,802
Other selling, general and administrative expenses	3,443	4,950	13,361	16,280
Total direct operating costs and expenses	5,506	8,362	23,271	33,082

Other expense, including non-cash expenses
Depreciation and amortization	1,694	1,816	6,954	7,263
Gain on sale of assets	-	-	-	(20,586)
Loss from equity method investment	515	925	2,060	1,202
Gain on sale of limited partner ownership	(8)	-	(359)	-
Gain on Lease Liability	-	-	(445)	-
Gain on reduction of contingent obligation	-	(900)	-	(900)

Operating loss	(5,620)	(8,402)	(20,644)	(2,260)

Interest and finance expense
Interest expense - term loan debt	99	-	113	1,187
Other interest and finance charges (income), net	265	22	268	16
Loss on extinguishment of debt	-	-	-	2,324
Total interest and finance expense	364	22	381	3,527

Loss before income taxes	(5,984)	(8,424)	(21,025)	(5,787)

Income tax provision (benefit)	1,212	(2,070)	1,212	(431)

Net loss	(7,196)	(6,354)	(22,237)	(5,356)
Less: Net loss attributable to noncontrolling interest	(398)	(397)	(1,185)	(1,338)
Net loss attributable to Xcel Brands, Inc. stockholders	$(6,798)	$(5,957)	$(21,052)	$(4,018)

Loss per common share attributed to Xcel Brands, Inc. stockholders:
Basic net loss per share	$(0.34)	$(0.30)	$(1.07)	$(0.20)
Weighted average number of common shares outstanding:
Basic and diluted weighted average common shares outstanding	19,749,317	19,624,860	19,711,637	19,624,669

550 Seventh ave • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2023	December 31, 2022

Assets
Current Assets:
Cash and cash equivalents	$2,998	$4,608
Accounts receivable, net	3,454	5,110
Inventory	453	2,845
Prepaid expenses and other current assets	398	1,457
Total current assets	7,303	14,020

Property and equipment, net	634	1,418
Operating lease right-of-use assets	4,453	5,420
Trademarks and other intangibles, net	41,520	47,665
Equity method investment	17,585	19,195
Deferred tax assets, net	-	1,107
Other assets	165	110
Total non-current assets	64,357	74,915
Total Assets	$71,660	$88,935

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,608	$4,854
Deferred revenue	889	88
Current portion of operating lease obligation	1,258	1,376
Current portion of long-term debt	750	-
Current portion of contingent obligations	964	243
Total current liabilities	6,469	6,561
Long-Term Liabilities:
Long-term portion of operating lease obligation	4,021	5,839
Deferred revenue	3,556	-
Long-term debt, net, less current portion	3,971	-
Current portion of contingent obligations	5,432	6,396
Other long-term liabilities	40	-
Total long-term liabilities	17,020	12,235
Total Liabilities	23,489	18,796

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.001 par value, 50,000,000 shares authorized, and 19,795,053 and 19,624,860 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	20	20
Paid-in capital	103,861	103,592
Accumulated deficit	(53,849)	(32,797)
Total Xcel Brands, Inc. stockholders’ equity	50,032	70,815
Noncontrolling interest	(1,861)	(676)
Total Stockholders’ Equity	48,171	70,139

Total Liabilities and Stockholders’ Equity	$71,660	$88,935

550 Seventh ave • new york, new york • 10018

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Xcel Brands, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	For the Year Ended
	December 31,
	2023	2022

Cash flows from operating activities
Net loss	$(22,237)	$(5,356)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	6,954	7,263
Asset impairment charges	100	274
Amortization of deferred finance costs	22	156
Stock-based compensation	242	620
Provision for doubtful accounts	787	413
Undistributed proportional share of net income of equity method investee	2,060	1,202
Loss on early extinguishment of debt	-	2,324
Deferred income tax provision (benefit)	1,107	(965)
Gain on sale of majority interest in Isaac Mizrahi brand	-	(20,586)
Gain on sale of limited partner ownership interest	(359)	-
Gain on settlement of lease liability	(445)	-
Gain on reduction of contingent obligation	-	(900)
Changes in operating assets and liabilities:
Accounts receivable	869	2,117
Inventory	2,391	530
Prepaid expenses and other assets	1,034	566
Deferred revenue	4,356	54
Accounts payable, accrued expenses and other current liabilities	(2,936)	(1,426)
Lease-related assets and liabilities	(525)	(244)
Other Liabilities	35	(224)
Net cash used in operating activities	(6,545)	(14,182)

Cash flows from investing activities
Net proceeds from sale of majority interest in Isaac Mizrahi brand	-	45,386
Capital contribution to equity method investee	(150)	(600)
Net proceeds from the sale of assets	459	-
Purchase of property and equipment	(100)	(265)
Net cash provided by investing activities	209	44,521

Cash flows from financing activities
Proceeds from exercise of stock options	27	-
Shares repurchased including vested restricted stock in exchange for withholding taxes	-	(442)
Proceeds from long-term debt	5,000	-
Payment of deferred finance costs	(301)	-
Payment of long-term debt	-	(29,000)
Payment of breakage fees associated with extinguishment of long-term debt	-	(1,511)
Net cash provided by (used in) financing activities	4,726	(30,953)

Net decrease in cash and cash equivalents	(1,610)	(614)

Cash and cash equivalents at beginning of year	4,608	5,222

Cash and cash equivalents at end of year	$2,998	$4,608

Supplemental disclosure of non-cash activities:
Liability for equity-based bonuses	$-	$(283)

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$56	$1,032
Cash paid during the year for income taxes	$99	$-

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Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss) attributable to Xcel Brands, Inc. stockholders, exclusive of amortization of trademarks, proportional share of trademark amortization of equity method investee, stock-based compensation and cost of licensee warrants, loss on extinguishment of debt, gain on the sale of assets, gain on lease termination, gain on reduction of contingent obligations, asset impairment, certain adjustments to provision for doubtful accounts and income taxes. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income (loss) attributable to Xcel Brands, Inc. stockholders, exclusive of amortization of trademarks, proportional share of trademark amortization of equity method investee, stock-based compensation and cost of licensee warrants, interest and finance, including loss on extinguishment of debt, gain on the sale of assets, gain on lease termination, gain on reduction of contingent obligations, asset impairment, certain adjustments to provision for doubtful accounts, costs associated with restructuring of operations, income taxes and other state and local franchise taxes.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because these measures adjust for certain costs and other events that management believes are not representative of our core business operating results, and thus these non-GAAP measures provide supplemental information to assist investors in evaluating our financial results. Adjusted EBITDA is the measure used to calculate compliance with the EBITDA covenant under our term loan agreement.

Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate these measures in a different manner than we do. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

	Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to Xcel Brands, Inc. stockholders	$(6,797)	(5,979)	$(21,052)	(4,018)
Asset impairment	-	274	100	274
Amortization of trademarks	1,520	1,520	6,085	6,079
Proportional share of amortization of equity method investee	515	460	2,060	1,202
Stock-based compensation and cost of licensee warrants	58	52	242	620
Loss on early extinguishment of debt	-	-	-	2,324
Certain adjustments to allowance for doubtful accounts	-	413	-	413
Gain on the sale of assets	-	22	(359)	(20,586)
Gain on lease termination	-		(445)	-
Gain on reduction of contingent obligations	-	(900)	-	(900)
Income tax provision (benefit)	-	(2,070)	1,212	(431)
Non-GAAP net (loss)	$(4,704)	$(6,208)	$(12,157)	$(15,023)

550 Seventh ave • new york, new york • 10018

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	Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Diluted loss per share attributable to Xcel Brand Inc. stockholders	$(0.35)	$(0.30)	$(1.07)	$(0.20)
Asset impairment	-	0.01	0.01	0.01
Amortization of trademarks	0.08	0.08	0.31	0.31
Proportional share of amortization of equity method investee	0.03	0.02	0.10	0.06
Stock-based compensation and cost of licensee warrants	-	-	0.01	0.03
Loss on early extinguishment of debt	-	-	-	0.12
Certain adjustments to allowance for doubtful accounts	-	0.02	-	0.02
Gain on the sale of assets	-	-	(0.02)	(1.05)
Gain on lease termination			(0.02)	-
Gain on reduction of contingent obligations	-	(0.04)	-	(0.05)
Deferred income tax benefit	-	(0.11)	0.06	(0.02)
Non-GAAP diluted EPS	$(0.24)	$(0.32)	$(0.62)	$(0.77)
Non-GAAP weighted average diluted shares	19,749,317	19,624,860	19,711,637	19,624,669

	Three Months Ended		For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to Xcel Brands, Inc. stockholders	$(6,797)	$(5,979)	$(21,052)	$(4,018)
Asset impairment	-	274	100	274
Depreciation and amortization	1,694	1,816	6,954	7,263
Proportional share of amortization of equity method investee	515	460	2,060	1,202
Interest and finance expense	363	22	381	3,527
Income tax benefit	1,212	(2,070)	1,212	(431)
State and local franchise taxes	23	(19)	76	102
Stock-based compensation and cost of licensee warrants	58	52	242	620
Certain adjustments to allowance for doubtful accounts	-	413	-	413
Gain on the sale of assets	(8)	22	(359)	(20,586)
Gain on lease termination	-	-	(445)	-
Gain on reduction of contingent obligations	-	(900)	-	(900)
Costs associated with restructuring of operations	1,787	-	5,106	-
Adjusted EBITDA	$(1,153)	$(5,909)	$(5,725)	$(12,534)

550 Seventh ave • new york, new york • 10018

Phone: 347-727-2474 • INFO@XCELBRANDS.COM